Exhibit 10.36

Loan Amendment

Loan Amendment (this “Amendment”) dated May 21, 2020 to the Promissory Note dated March 26th, 2019 (the “Promissory Note”) issued by Blue Star Foods Corp., a Delaware corporation (the “Borrower” or the “Company”), to Kenar Overseas Corp, a company registered in Panama (the “Lender”).

W I T N E S S E T H

WHEREAS, on March 26, 2019 the Borrower issued to the Lender an unsecured promissory note in the principal amount of $1,000,000, which was extended on a month-to-month basis after its maturity on July 26, 2019;

WHEREAS, as of the date hereof the Borrower owes a total of $872,500, and accrued interest of $70,431.23 thereon, to the Lender;

WHEREAS, the Borrower’s principal executive officer has pledged 5,000,000 of his shares of common stock of the Company to secure the Company’s obligations under the Note (the “Pledge”); and

WHEREAS, the parties desire to amend certain provisions of the Note (capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Note) on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Maturity Date. Section 2 of the Note is hereby deleted in its entirety and replaced by the following:

“The outstanding principal of $872,500 shall be due and payable on March 31, 2021 (the “Maturity Date”). At any time within the term of the Loan, at the Lender’s Exclusive Option, the Lender may elect to move the Maturity Date to September 31, 2021. Notwithstanding, the Borrower agrees that one-third of the net proceeds of any capital raised by the Company in the form of Equity, Preferred Stock, or Convertible Preferred Stock after the date hereof shall be utilized to reduce the outstanding principal of the Note.”

2. Interest Rate and Payments. Section 1 of the Note is hereby deleted in its entirety and replaced by the following:

“Interest shall accrue on the unpaid principal balance of this Promissory Note at the rate of 18.0% per annum, payable monthly commencing October 1, 2020. Interest shall be paid for the actual number of days elapsed based on a 360-day year.”

3. Shares. As additional consideration for forbearance on the obligations of the Borrower pursuant to the Promissory Note and for execution and delivery of this Amendment, the Borrower shall issue to the Lender 1,021,266 shares of common stock (the “Shares”) of the Borrower.

In connection therewith, the Lender agrees and acknowledges that (i) it is an accredited investor, as such term is defined in Rule 501under the Securities Act of 1933, as amended (the “Securities Act”); (ii) it understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and the Borrower has no obligation therewith; (iii) it is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof; (iv) it has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law; (v) it, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares, and has so evaluated the merits and risks of such investment and (vi) it has been furnished with or has access to the information about the Borrower that it has determined is sufficient to accept the Shares. The Lender is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4. Pledge. The Lender agrees that the 5,000,000 shares of common stock of the Borrower owned by Mr. Keeler which are the subject of the Pledge is hereby reduced to 4,000,000 shares of his stock.

5. Reference. On and after the date hereof, each reference in the Note to “this Note”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Note or any other agreement, document or other instrument, shall mean, and be a reference to the Note, as amended by this Amendment. No other term or provision of the Note shall be affected by this Amendment other than as expressly provided herein.

6. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or other electronic means, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

9. Governing Law. This Amendment and the rights and obligations of the parties under the Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws rules applied in such state.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Amendment as of the date first written above.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chairman & CEO

KENAR OVERSEAS CORP

By:	/s/ Marcos Hermani
Name:	Marcos Hermani
Title:	Director

Agreed and Acknowledged only with

respect to Section 4 above:

/s/ John Keeler
John Keeler